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Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-67696 of Science Applications International Corporation on Form S-4 of our report dated March 22, 2001, appearing in the Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2001 and to the use of our report dated March 22, 2001 appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
October 15, 2001

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  Exhibit 23(b)